Exhibit 99

Psychiatric Solutions Announces Third Quarter 2010 Earnings of $0.94 per Diluted Share on 10.4% Growth in Same-Facility Revenue

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 19, 2010--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the third quarter ended September 30, 2010. Revenue increased 12.2% for the quarter to $508.5 million from $453.2 million for the third quarter of 2009. Income from continuing operations attributable to PSI stockholders increased 89.7% to $53.7 million for the third quarter of 2010 from $28.3 million for the third quarter last year and 88.0% per diluted share to $0.94 from $0.50. Results for the third quarter of 2010 included transaction costs of approximately $2.4 million, which were related to PSI’s previously announced definitive agreement providing for the acquisition of PSI by Universal Health Services, Inc.

PSI’s same-facility revenue for the third quarter of 2010 grew 10.4% from the third quarter of 2009, primarily due to a 4.0% increase in patient days and a 6.1% increase in revenue per patient day. The Company expanded its same-facility EBITDA margin to 27.3% for the third quarter from 20.7% for the third quarter of 2009. Consolidated adjusted EBITDA increased 51.6% to $121.5 million, or 23.9% of revenue, for the third quarter of 2010 from $80.2 million, or 17.7% of revenue, for the third quarter of 2009. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 5.

Net cash from continuing operating activities for the third quarter of 2010 increased 85.5% from the third quarter of 2009 to $68.9 million. Capital expenditures, primarily for maintenance and the addition of beds to facilities, totaled $24.8 million for the quarter. PSI made $51.2 million of principal payments on long-term debt during the quarter, including a $50 million optional prepayment on its senior secured term loan. PSI’s ratio of debt to total capitalization improved to 48.2% at the end of the third quarter of 2010 from 50.6% at the end of the second quarter of 2010 and 56.2% at the end of the third quarter of 2009. In addition, the ratio of debt to adjusted EBITDA for the trailing 12 months improved to 2.8 at the end of the third quarter of 2010 from 3.3 at the end of the second quarter of 2010 and 4.0 at the end of the third quarter last year. PSI completed the third quarter of 2010 with $43.4 million in cash and cash equivalents and no borrowings under its $300 million revolving credit facility.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$508,544	$453,187	$1,487,194	$1,342,404

Salaries, wages and employee benefits (including share-based compensation of $4,946, $4,249, $12,738 and $13,525 for the respective three and nine month periods in 2010 and 2009)	256,713	252,617	779,486	746,807
Professional fees	46,921	42,040	142,567	124,332
Supplies	24,350	23,137	72,332	69,549
Rentals and leases	4,893	5,040	14,571	15,169
Other operating expenses	50,216	44,600	157,427	126,687
Provision for doubtful accounts	8,615	9,817	30,552	26,569
Depreciation and amortization	12,968	11,436	38,237	32,904
Interest expense	16,663	18,551	49,714	53,263
	421,339	407,238	1,284,886	1,195,280
Income from continuing operations before income taxes	87,205	45,949	202,308	147,124
Provision for income taxes	33,277	17,651	77,572	56,380
Income from continuing operations	53,928	28,298	124,736	90,744
Loss from discontinued operations, net of taxes	(796)	(153)	(8,221)	(464)
Net income	53,132	28,145	116,515	90,280
Less: Net income attributable to noncontrolling interest	(247)	7	(297)	(338)
Net income attributable to PSI stockholders	$52,885	$28,152	$116,218	$89,942

Basic earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.96	$0.51	$2.23	$1.63
Loss from discontinued operations, net of taxes	(0.01)	-	(0.15)	(0.01)
Net income attributable to PSI stockholders	$0.95	$0.51	$2.08	$1.62

Diluted earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.94	$0.50	$2.19	$1.61
Loss from discontinued operations, net of taxes	(0.02)	-	(0.15)	(0.01)
Net income attributable to PSI stockholders	$0.92	$0.50	$2.04	$1.60

Shares used in computing per share amounts:
Basic	55,945	55,579	55,850	55,545
Diluted	57,356	56,340	56,913	56,077

Amounts attributable to PSI stockholders:
Income from continuing operations	$53,681	$28,305	$124,439	$90,406
Loss from discontinued operations, net of taxes	(796)	(153)	(8,221)	(464)
Net income	$52,885	$28,152	$116,218	$89,942

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$43,422	$6,815
Accounts receivable, less allowance for doubtful accounts of $53,710 and $51,894, respectively	258,822	249,439
Other current assets	94,155	105,166
Total current assets	396,399	361,420
Property and equipment, net of accumulated depreciation	977,250	931,730
Cost in excess of net assets acquired	1,153,111	1,153,111
Other assets	57,009	60,979
Total assets	$2,583,769	$2,507,240

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,709	$35,397
Salaries and benefits payable	97,930	81,129
Other accrued liabilities	91,871	62,036
Current portion of long-term debt	4,436	4,940
Total current liabilities	229,946	183,502
Long-term debt, less current portion	1,075,182	1,182,139
Deferred tax liability	81,786	81,137
Other liabilities	31,097	25,790
Total liabilities	1,418,011	1,472,568
Redeemable noncontrolling interest	4,583	4,337
Total stockholders' equity	1,161,175	1,030,335
Total liabilities and stockholders' equity	$2,583,769	$2,507,240

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2010	2009

Operating activities:
Net income	$116,515	$90,280
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	38,237	32,904
Amortization of loan costs and bond discount	4,728	3,574
Share-based compensation	12,738	13,525
Change in income tax assets and liabilities	45,472	15,624
Loss from discontinued operations, net of taxes	8,221	464
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(9,383)	(4,611)
Prepaids and other current assets	(7,527)	771
Accounts payable	3,606	(1,707)
Salaries and benefits payable	16,801	3,421
Accrued liabilities and other liabilities	(5,364)	995
Net cash provided by continuing operating activities	224,044	155,240
Net cash provided by (used in) discontinued operating activities	1,189	(252)
Net cash provided by operating activities	225,233	154,988

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(32,708)
Cash paid for real estate acquisitions	-	(18,996)
Capital purchases of property and equipment	(82,371)	(95,392)
Other assets	35	389
Net cash used in continuing investing activities	(82,336)	(146,707)
Net cash used in discontinued investing activities	(12)	(221)
Net cash used in investing activities	(82,348)	(146,928)

Financing activities:
Net decrease in revolving credit facility	-	(138,374)
Borrowings on long-term debt	-	106,500
Principal payments on long-term debt	(109,176)	(3,823)
Payment of loan and issuance costs	(27)	(9,826)
Distributions to noncontrolling interests	(51)	(723)
Excess tax benefits from share-based payment arrangements	-	208
Repurchase of common stock upon restricted stock vesting	(490)	(992)
Proceeds from exercises of common stock options	3,466	1,065
Net cash used in financing activities	(106,278)	(45,965)
Net increase (decrease) in cash	36,607	(37,905)
Cash and cash equivalents at beginning of the period	6,815	51,271
Cash and cash equivalents at end of the period	$43,422	$13,366

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009

	Income from continuing operations attributable to PSI stockholders	$53,681	$28,305	$124,439	$90,406
	Provision for income taxes	33,277	17,651	77,572	56,380
	Interest expense	16,663	18,551	49,714	53,263
	Depreciation and amortization	12,968	11,436	38,237	32,904
	EBITDA(a)	116,589	75,943	289,962	232,953
	Other expenses:
	Share-based compensation	4,946	4,249	12,738	13,525
	Adjusted EBITDA(a)	$121,535	$80,192	$302,700	$246,478

(a)	EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended September 30,		%
	2010	2009	Change
Same-facility results:
Revenue	$464,021	$420,421	10.4%
Admissions	48,491	44,799	8.2%
Patient days	745,759	717,089	4.0%
Average length of stay(a)	15.4	16.0	-3.8%
Revenue per patient day(b)	$622	$586	6.1%
EBITDA margin	27.3%	20.7%	660 bps

Total facility results:
Revenue	$471,391	$420,421	12.1%
Admissions	49,573	44,799	10.7%
Patient days	755,277	717,089	5.3%
Average length of stay(a)	15.2	16.0	-5.0%
Revenue per patient day(b)	$624	$586	6.5%
EBITDA margin	27.2%	20.7%	650 bps

	Nine Months Ended September 30,		%
	2010	2009	Change
Same-facility results:
Revenue	$1,353,119	$1,248,314	8.4%
Admissions	144,482	132,881	8.7%
Patient days	2,246,412	2,145,861	4.7%
Average length of stay(a)	15.5	16.1	-3.7%
Revenue per patient day(b)	$602	$582	3.4%
EBITDA margin	24.4%	21.5%	290 bps

Total facility results:
Revenue	$1,381,279	$1,248,314	10.7%
Admissions	148,248	132,881	11.6%
Patient days	2,280,722	2,145,861	6.3%
Average length of stay(a)	15.4	16.1	-4.3%
Revenue per patient day(b)	$606	$582	4.1%
EBITDA margin	24.3%	21.5%	280 bps

(a)	Average length of stay is defined as patient days divided by admissions.
(b)	Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner
Executive Vice President, Finance and Administration
615-312-5700